UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024; March 24, 2026

BRILLIANT N.E.V. CORP.

(Exact name of registrant as specified in its charter)

Nevada	Commission File No.	30-0944559
(State or other jurisdiction of incorporation or organization)	333-213698	(I.R.S. Employer Identification No.)

Room 805, West Building 4, Xintiandi Business Center,
Gongshu District, Hangzhou City, Zhejiang Province, China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86-189-1098-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Resignation of Former Independent Registered Public Accounting Firm.

On September 20, 2024, RH CPA notified the Audit Committee of Brilliant N.E.V. Corp. (the “Company”) that, effective as of September 20, 2024, RH CPA would cease serving as the Company’s independent registered public accounting firm. RH CPA subsequently confirmed by letter dated October 3, 2024 that the client-auditor relationship between the Company and RH CPA had ceased.

RH CPA served as the Company’s independent registered public accounting firm for the fiscal years ended July 31, 2022 and July 31, 2023.

The audit reports of RH CPA on the Company’s financial statements for the fiscal years ended July 31, 2022 and July 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports may have included explanatory language regarding the Company’s ability to continue as a going concern, if applicable.

During the Company’s two most recent fiscal years ended July 31, 2022 and July 31, 2023, and during the subsequent interim period from August 1, 2023 through September 20, 2024, there were no disagreements with RH CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RH CPA, would have caused RH CPA to make reference thereto in its reports on the Company’s financial statements for such periods, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company did not previously file a Current Report on Form 8-K to report the cessation of RH CPA within the time period prescribed by Form 8-K. The Company is filing this Current Report on Form 8-K now to report both the prior cessation of RH CPA and the engagement of Boladale Lawal & Co (Chartered Accountants), while the Company works to complete and file its delinquent periodic reports under the Securities Exchange Act of 1934, as amended..

The Company provided RH CPA with a copy of the disclosures it is making in response to this Item 4.01 and requested that RH CPA furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of RH CPA’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On March 24, 2026, the Company engaged Boladale Lawal & Co (Chartered Accountants) as the Company’s new independent registered public accounting firm.

During the Company’s two most recent fiscal years ended July 31, 2022 and July 31, 2023, and through March 24, 2026, neither the Company nor anyone on its behalf consulted Boladale Lawal & Co (Chartered Accountants) regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Boladale Lawal & Co (Chartered Accountants) concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company engaged Boladale Lawal & Co (Chartered Accountants) in connection with the Company’s efforts to complete the preparation, audit and filing of its delinquent periodic reports and to work toward becoming current in its Exchange Act reporting obligations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of RH CPA addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT N.E.V. CORP.

By:	/s/ Xiangying Meng
Name:	Xiangying Meng
Title:	Chief Financial Officer
Date:	March 24, 2026